                                                                    EXHIBIT 23.2
                    CONSENT OF J.P. MORGAN SECURITIES INC.

We hereby consent to (i) the use of our opinion letter dated August 27, 1997 to the Board of Trustees of Equity Residential Properties Trust (the "Company") included as Appendix E to the Consent Solicitation/Prospectus/Information Statement which forms a part of the Registration Statement of Form S-4 relating to the proposed merger of the Company and Evans Withycombe Residential, Inc., and (ii) the references to such opinion in such Consent Solicitation/Prospectus/Information Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.


By: /s/ Peter E. Baccile
   ------------------------
   Name:  Peter E. Baccile
   Title: Managing Director


September 17, 1997